EXHIBIT 11

                             NABISCO HOLDINGS CORP.
                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS               THREE MONTHS
                                                                 ENDED                      ENDED
                                                           JUNE 30, 1996(A)             JUNE 30, 1995
                                                        -----------------------    -----------------------
                                                        PRIMARY   FULLY DILUTED    PRIMARY   FULLY DILUTED
                                                        -------   -------------    -------   -------------
Average number of common and common equivalent shares
 outstanding during the period (in thousands):
 Common Stock issued and outstanding at beginning of
   period.............................................  265,040      265,040       265,000      265,000
 Average number of shares of common stock issued
   during the period..................................        8            8            --           --
 Average number of stock options outstanding during
   the period.........................................       --        2,174           367          367
                                                        -------   -------------    -------   -------------
 Average number of common and common equivalent shares
   outstanding during the period......................  265,048      267,222       265,367      265,367
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------
Net income (loss) applicable to common stock..........    $(216)       $(216)          $79          $79
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------
Net income (loss) per common and common equivalent
share.................................................    $(.81)       $(.81)         $.30         $.30
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------

                                                              SIX MONTHS                 SIX MONTHS
                                                                 ENDED                      ENDED
                                                           JUNE 30, 1996(A)             JUNE 30, 1995
                                                        -----------------------    -----------------------

                                                        PRIMARY   FULLY DILUTED    PRIMARY   FULLY DILUTED
                                                        -------   -------------    -------   -------------
Average number of common and common equivalent shares
 outstanding during the period (in thousands):
 Common Stock issued and outstanding at beginning of
 period...............................................  265,000      265,000       213,250      213,250
 Average number of shares of common stock issued
   during the period..................................       30           30        44,275       44,275
 Average number of stock options outstanding during
   the period.........................................       --        1,990           337          399
                                                        -------   -------------    -------   -------------
 Average number of common and common equivalent shares
   outstanding during the period......................  265,030      267,020       257,862      257,924
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------
Net income (loss) applicable to common stock..........    $(163)       $(163)         $127         $127
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------
Net income (loss) per common and common equivalent
share.................................................    $(.62)       $(.61)         $.49         $.49
                                                        -------   -------------    -------   -------------
                                                        -------   -------------    -------   -------------

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(A) The calculations of fully diluted earnings per share for the three and six months ended June 30, 1996 are presented in accordance with Regulation S-K item 601(b)(11) and include the average number of common equivalent shares although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result for these net loss periods.